Memo of Understanding

             This Memo of Understanding is entered into as of this 1st day of December, 1999, effective for one year by and between iShopper, Inc., a Nevada Corporation and Lance King.

For the duties and services to be performed by Lance King he shall receive the following:

Annual Salary                         $52,000
Stock Options                         200,000 Options at $1.75 per share

The option grant date is December 1, 1999 for all 200,000 options. Options are for a five-year period and are exercisable beyond employment.

In addition, Lance King will be eligible for all other benefits of the Company, including all other option plans, bonuses, insurance and any other benefits which employees of the Company can participate in.


  /s/ Lance King                        /s/   unreadable
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Lance King                            as President and CEO   iShopper.com

Date 3/22/00                          Date  12/1/99
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